UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 20, 2012

American Superconductor Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	0-19672	04-2959321
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

64 Jackson Road, Devens, MA		01434
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (978) 842-3000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On December 20, 2012, American Superconductor Corporation (the “Company”) entered into an Amendment and Exchange Agreement (the “Amendment”) with an institutional investor (the “Purchaser”), which amended the Securities Purchase Agreement dated April 4, 2012 (the “Purchase Agreement”) that the Company previously entered into with the Purchaser. Pursuant to the terms of the Purchase Agreement, the Company issued to the Purchaser $25.0 million aggregate principal amount of unsecured, senior convertible notes (the “Existing Note”).

Pursuant to the Amendment, the Company and the Purchaser will exchange the Existing Note for a new unsecured, senior convertible note (the “Exchanged Note”). The Exchanged Note will have the same current principal amount and accrued interest as the Existing Note, will be convertible into the Company’s common stock and will have scheduled monthly installment payments (the date of each such installment payment being an “Installment Date”). The amendments to the Exchanged Note provide the Company with additional flexibility to make monthly installment payments in shares of Company common stock. The Company retains the ability to repay the Exchanged Note in cash. Specifically, the amendments in the Exchanged Note:

•

Allow the Company to convert, subject to the satisfaction of certain conditions set forth in the Exchanged Note, (a) at least $2,500,000 of the approximately $5,300,000 installment amount payable with respect to the January 2013 Installment Date into shares of the Company’s common stock, and (b) the balance of the January 2013 installment amount in equal amounts on each of the February and March 2013 Installment Dates;

•	Reduce the “Price Failure” equity condition with respect to a particular date of determination from $2.50 to $1.00;

•

Reduce the “Aggregate Daily Dollar Trading Volume” equity condition required for at least 25 of the 30 consecutive trading days immediately preceding a date of determination from $1,500,000 to $850,000 per trading day. In addition, with respect to a Company conversion, if the Aggregate Daily Dollar Trading Volume is between $50,000 and $850,000, the Company may still convert into common stock a portion of an installment amount payable with respect to an Installment Date equal to the quotient of (x) the Aggregate Daily Dollar Trading Volume, divided by (y) $850,000;

•	Increase the Purchaser’s beneficial ownership limitation from 4.99% to 9.99%; and

•

Reduce the “Conversion Price,” which is the price per share pursuant to which the Purchaser can elect to convert any amounts due under the Exchanged Note into shares of the Company’s common stock at a price per share equal to $3.19, subject to certain price-based and other anti-dilution adjustments (prior to the Amendment, the Conversion Price was $4.85).

The foregoing descriptions of the Amendment and the Exchanged Note are summaries and are qualified in their entirety by reference to such documents, which are filed herewith as Exhibits 10.1 and 4.1 respectively, and are incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities

The information contained in Item 1.01 is hereby incorporated by reference. The Exchanged Note was issued in reliance on Section 3(a)(9) of the Securities Act of 1933, as amended.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

A list of exhibits is set forth in the Exhibit Index which immediately precedes such Exhibits and is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN SUPERCONDUCTOR CORPORATION

Date: December 20, 2012	By:	/s/ David A. Henry
David A. Henry Senior Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description

4.1	Form of Exchanged Note

10.1	Amendment and Exchange Agreement, dated as of December 20, 2012, by and between American Superconductor Corporation and Capital Ventures International.